Exhibit 99.1

CONTINGENT VALUE RIGHTS AGREEMENT

BY AND AMONG

STEEL PARTNERS HOLDINGS L.P.

AND

EQUINITI TRUST COMPANY, LLC, AS RIGHTS AGENT

DATED AS OF JANUARY 2, 2025

i

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of January 2, 2025 (this “Agreement”), is entered into by and among Steel Partners Holdings L.P., a Delaware limited partnership (“Parent”) and Equiniti Trust Company, LLC (the “Rights Agent” and collectively with Parent the “Parties” and each individually a “Party”).

RECITALS

WHEREAS, Steel Connect, Inc. (the “Company”) is a nominal defendant in a class and derivative action filed in the Delaware Court of Chancery (the “Court” for purposes of these Recitals) styled Reith v. Lichtenstein, et al., 2018-0277-MTZ (Del. Ch.) (the “Reith Litigation”), in which plaintiff alleges breach of fiduciary duty, aiding and abetting breach of fiduciary duty and unjust enrichment claims against then-current and former directors of the Company and Parent and several of its affiliated companies (collectively, the “Defendants”);

WHEREAS, on June 8, 2018, the Defendants filed motions to dismiss the complaint in the Reith Litigation (the “Motions to Dismiss”);

WHEREAS, on June 28, 2019, the Court issued a memorandum opinion dismissing certain claims and Defendants;

WHEREAS, on April 8, 2024, the remaining parties to the Reith Litigation, including the Company, entered into a memorandum of understanding contemplating the settlement of the Reith Litigation subject to Court approval (the “Proposed Settlement”);

WHEREAS, on October 18, 2024, the remaining parties to the Reith Litigation, including the Company, submitted a Stipulation and Agreement of Settlement, Compromise, and Release finalizing the terms of the Proposed Settlement to the Court;

WHEREAS, on December 13, 2024 the Proposed Settlement was approved by the Court;

WHEREAS, at such time as the Court-approved Proposed Settlement becomes effective and the Reith Litigation is otherwise finally resolved, among other things, the remaining Defendants shall cause their insurers to make a cash payment of $6,000,000 to the Company and, after deducting any Court-approved award of attorneys’ fees to plaintiffs’ counsel and certain expenses, the Company shall be required to distribute the balance of the cash payment to certain holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the allocation provisions set forth in that certain Stockholders Agreement dated April 30, 2023 (as amended, the “Stockholders’ Agreement”) by and among the Company, and Parent and the other stockholders signatory thereto (together with Parent, the “SP Investors”), as amended by the Proposed Settlement, which Stockholders’ Agreement provides for the distribution of Reith Net Litigation Proceeds”) (as defined below) to certain stockholders of the Company upon any final resolution of the Reith Litigation and receipt by the Company of any Reith Litigation Proceeds (as defined below);

WHEREAS, pursuant to the Stockholders’ Agreement, (i) the SP Investors have waived any right to receive any portion of the Reith Net Litigation Proceeds to the extent of any shares of Common Stock held by them as of May 1, 2023 (the “May 2023 Shares”) or any shares of Common Stock issuable upon conversion of the Convertible Instruments (as defined in the Stockholders’ Agreement) (the “Conversion Shares”) and (ii) the current directors and officers of the Company have agreed to waive any right to receive any portion of the Reith Net Litigation Proceeds with respect to any shares of Common Stock they hold (the “O&D Shares”);

WHEREAS, Parent desires to effect a short-form merger (the “Merger”) pursuant to which an affiliate of Parent (“Acquisition Co.”), which prior to the effective time of the Merger (the “Effective Time”) will own at least 90% of the outstanding Common Stock, will merge with and into the Company with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent;

WHEREAS, on November 27, 2024, the Audit Committee of the Company’s Board of Directors acknowledged its approval of the Merger pursuant to the Stockholders’ Agreement; and

WHEREAS, Parent has agreed to cause the Company to create and issue as consideration in the Merger in respect of the shares of Common Stock outstanding at the Effective Time certain rights to any Reith Net Litigation Proceeds, if and when payable pursuant to this Agreement and the Stockholders’ Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the agreements contained herein, it is mutually covenanted and agreed as follows:

Article I
DEFINITIONS

Section 1.1 Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa;

(iv) the word “or” shall be exclusive;

(v) the words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation;

(vi) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

(vii) references to any Person include such Person’s successors and permitted assigns.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders’ Agreement. The following terms shall have the meanings ascribed to them as follows:

“Affiliate” with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the Preamble.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of Parent to have been duly adopted by the Board of Directors of Parent and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Charter” means the Restated Certificate of Incorporation of the Company dated as of September 29, 2008, as it may hereafter be amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning given to such term in the Recitals.

“Company” has the meaning given to such term in the Preamble.

“Conversion Shares” has the meaning given to such term in the Recitals.

“CVRs” means the contingent value rights issued by the Company under this Agreement.

“CVR Payment Date” means any date that any Reith CVR Payment Amount is paid by the Company to the Holders pursuant to Section 2.4.

“CVR Register” has the meaning given to such term in Section 2.3(b).

“Dissenting Shares” means the shares of Common Stock as to which appraisal rights have been properly perfected in the Merger.

“Effective Time” has the meaning given to such term in the Recitals.

“Entire CVR Payment Statement” has the meaning given to such term in Section 2.4(f)(i).

“Excluded Shares” means shares of Common Stock owned by Acquisition Co., the Company or any of its wholly-owned subsidiaries.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Independent Audit Committee” means an audit committee consisting of at least three (3) members, all of which members satisfy the Independence Standards.

“Independence Standards” means the standard of independence necessary for a director to qualify as an “Independent Director” under (i) the rules and listing standards of the Stock Exchange, as may be amended from time to time, (ii) the rules and regulations of the Commission, as may be amended from time to time, and (iii) in the Charter.

“May 2023 Shares” has the meaning given to such term in the Recitals.

“Merger” has the meaning given to such term in the Recitals.

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary of Parent, in his or her capacity as such an officer.

“O&D Shares” has the meaning given to such term in the Recitals.

“Outstanding Share Amount” means 3,808,632.

“Parent” has the meaning given to such term in the Preamble.

“Permitted Transfer” means (i) the transfer of any or all of the CVRs on death by will or intestacy, (ii) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (iii) transfers made pursuant to a court order (including in connection with divorce, bankruptcy or liquidation), (iv) if the Holder is a corporation, partnership or limited liability company, a distribution by the transferring corporation, partnership or limited liability company to its stockholders, partners or members, as applicable (provided that (A) such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act, or (B) in the case of a transferring corporation, Parent shall have reasonably determined after consultation with counsel that such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (v) a transfer made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

“Qualified Investment” means any (i) investment in a money market investment program registered under the Investment Company Act of 1940, as amended, that invests solely in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America or (ii) certificate of deposit issued by any bank, bank and trust company or national banking association with a combined capital and surplus in excess of $100,000,000 and insured by the Federal Deposit Insurance Corporation or a similar governmental agency.

“Reith Claims” means any claims brought by or on behalf of the Company or any of its Subsidiaries arising out of, or in connection with, the Reith Litigation.

“Reith CVR Payment Amount” means an amount (which shall not be less than zero) equal to the Reith Net Litigation Proceeds.

“Reith CVR Per Share Payment Amount” means an amount (which shall not be less than zero) equal to (i) the Reith Net Litigation Proceeds divided by (ii) the Outstanding Share Amount; provided, that, notwithstanding anything to the contrary in this Agreement, such amount in respect of each Waived Share shall in all events be zero (0).

“Reith Litigation” has the meaning given to such term in the Recitals.

“Reith Litigation Expenses” means, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee.

“Reith Litigation Proceeds” means all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates as a result of the Reith Claims, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

“Reith Net Litigation Proceeds” means (i) the Reith Litigation Proceeds minus (ii) the Reith Litigation Expenses.

“Rights Agent” means the Rights Agent named in the Preamble, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“SP Group” means Parent, WebFinancial Holding Corporation, WHX CS, LLC, WF Asset Corp., Steel Partners LTD., their Subsidiaries and Affiliates and Warren G. Lichtenstein and Jack L. Howard.

“SP Investors” has the meaning given to such term in the Recitals.

“Stock Exchange” means the Nasdaq Capital Market or such other national stock exchange on which the Common Stock is listed for trading.

“Stockholders’ Agreement” has the meaning given to such term in the Recitals.

“Subsidiary” means, when used with respect to any Person, any other Person that such first Person, as applicable, directly or indirectly owns or has the power to vote or control fifty percent (50%) or more of any other class or series of capital stock, limited liability company or membership interest, partnership interest or other equity interest of such Person; provided, however, that, notwithstanding the foregoing to the contrary, the Company shall not be a “Subsidiary” of any Person in the SP Group.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature imposed on or determined with reference to gross or net income.

“Waived Shares” means the May 2023 Shares, the Conversion Shares and the O&D Shares and shall include any shares of Common Stock held by Acquisition Co. immediately prior to the Effective Time that were May 2023 Shares, Conversion Shares or O&D Shares immediately prior to their acquisition by Acquisition Co. For the avoidance of doubt any shares of Common Stock held by Acquisition Co. immediately prior to the Effective Time which had been acquired by the SP Investors after May 1, 2023 and subsequently transferred to Acquisition Co. shall not be Waived Shares.

Article II
CONTINGENT VALUE RIGHTS

Section 2.1 Appointment of the Rights Agent; Issuance of CVRs.

Parent hereby appoints the Rights Agent to act as agent for Parent in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. Each holder of shares of Common stock as of the Effective Time, other than Excluded Shares and Dissenting Shares, shall receive a CVR for each share of Common Stock held by them as of the Effective Time, and each such CVR shall represent the right of the Holder thereof to receive, in respect of each CVR held by such Holder, the applicable Reith CVR Per Share Payment Amount (if any) if and when payable pursuant to this Agreement. The administration of the CVRs shall be handled pursuant to this Agreement in the manner set forth in this Agreement.

Section 2.2 Nontransferable.

The CVRs or any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) In connection with the payment of consideration in the Merger, the Rights Agent shall prepare and keep a register (the “CVR Register”) for the registration of CVRs in a book-entry position for each Holder and transfers of CVRs as herein provided. The CVR Register shall set forth the name and address of each Holder, the number of CVRs held by such Holder and the Tax Identification Number of each Holder, which information, if not available to the Company’s transfer agent or provided by the Holder, shall be provided in writing to the Rights Agent by the Company. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (including pursuant to any Permitted Transfers), upon the written receipt of such information by the Rights Agent. Each of the Company and Parent may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the Rights Agent. Within five (5) Business Days after receipt of such request, the Rights Agent shall mail a copy of the CVR Register, as then in effect, to the Company at the address set forth in Section 5.1.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and set forth in reasonable detail the circumstances relating to the transfer, and must be accompanied by (i) a written instrument of transfer duly executed by the registered Holder thereof, the Holder’s attorney duly authorized in writing, and the Holder’s personal representative or survivor, (ii) the transfer certificate attached hereto as Exhibit A duly completed and properly executed by both the registered Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or survivor and the proposed transferee, and (iii) any other requested documentation in form reasonably satisfactory to the Company and the Rights Agent. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument and the transfer certificate are in proper form and the transfer otherwise complies with the other terms and conditions herein including Section 2.2, register the transfer of the CVRs in the CVR Register. The Rights Agent may rely on the information contained in the transfer certificate and any of the documents required to be provided with the transfer certificate. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio (unless the transfer was permissible hereunder and such failure to be duly registered is attributable to the fault of the Rights Agent). Any transfer or assignment of the CVRs shall be without charge to the Holder; provided, that Parent and the Rights Agent may require (i) payment of a sum sufficient to cover any stamp, transfer or other similar tax or charge that is imposed in connection with any such transfer or (ii) that the transferor establish to the reasonable satisfaction of the Rights Agent that any such taxes have been paid. The Rights Agent shall have no duty or obligation to take any action under this Section 2.3(c) unless and until the Rights Agent is satisfied that all such taxes or charges have been paid in full.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Payment Amount.

(a) Procedure. Upon final resolution of the Reith Litigation and receipt of the Reith Litigation Proceeds, Parent shall cause to be delivered to the Rights Agent as soon as reasonably practicable but in any event not more than twenty (20) Business Days after the day that the Reith Litigation Proceeds is finally resolved a notice (the “CVR Notice”) that states (i) the amount of Reith Litigation Proceeds received, (ii) a calculation of Reith Litigation Expenses used to calculate the amount of the Reith Net Litigation Proceeds, (iii) that the Holders are entitled to receive their applicable Reith CVR Per Share Payment Amount, and (iv) the amount of the Reith CVR Per Share Payment Amount. The Rights Agent shall promptly (and in no event later than five (5) Business Days after receipt thereof by the Rights Agent) send to each Holder, other than Holders of Waived Shares, at its address set forth in the CVR Register a copy of the CVR Notice. Parent shall then promptly establish the CVR Payment Date with respect to the payment of the Reith CVR Per Share Payment Amount due to the Holders (the aggregate amount of such payments, the “Aggregate Reith Payment Amount”) other than the Holders of Waived Shares, that is within 15 Business Days following the date of delivery of the CVR Notice and shall deliver the Aggregate Reith Payment Amount to the Rights Agent on the Business Day immediately preceding the CVR Payment Date.

(b) Payments to Holders. Each Holder shall be entitled to receive an aggregate amount in cash equal to (i) the number of CVRs held by them as reflected in the CVR Register multiplied by (ii) the Reith CVR Per Share Payment Amount applicable to such Holder, which amount will be paid to such Holder, without interest and net of any appliable withholding, by the Rights Agent by check mailed to the address of each Holder as reflected on the CVR Register as of the close of business on the last Business Day prior to the CVR Payment Date. Upon payment by the Company to the Rights Agent of the Reith Net Litigation Proceeds for further distribution by the Rights Agent to the Holders, Parent and the Company shall thereafter have no further obligations with respect to such CVRs and the payment of the Reith CVR Per Share Payment Amount.

(c) Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Reith CVR Payment Amount otherwise payable pursuant to this Agreement, such amounts as it may be required to deduct and withhold with respect to the making of such payment under applicable federal, state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(d) Any funds comprising the cash deposited with the Rights Agent under Section 2.4(a) that remain undistributed to the Holders twelve (12) months after the CVR Payment Date shall be delivered to the Company by the Rights Agent and any Holders who have not theretofore received payment in exchange for such CVRs shall thereafter look only to the Company for payment of their claim therefor. Notwithstanding anything to the contrary herein, any portion of the consideration provided by the Company to the Rights Agent that remains unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity shall, to the extent permitted by Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto, subject to any escheatment Laws.

(e) During the period that the Rights Agent is in possession of the funds delivered to the Rights Agent for payment to Holders, the Rights Agent shall identify, report and deliver all unclaimed portions of such amounts and related unclaimed property to all states and jurisdictions for the Company in accordance with applicable abandoned property law. None of the Company or the Rights Agent shall be liable to any person in respect of any funds delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar law. In consideration of receiving compensation from the agents of the states for processing and support services provided by the Rights Agent relating to initial compliance with applicable abandoned property law, the Rights Agent shall not charge Parent for such services. In connection with providing such services, the Rights Agent may use the services of a locating service provider selected by the Rights Agent to locate and contact Holders, if any, who have not yet cashed their checks representing payment of the funds deposited with the Rights Agent for payment to the Holders, which provider has agreed to compensate the Rights Agent for processing and other services the Rights Agent provides in connection with such locating services. Such provider shall inform any such located Holders that they may choose either (i) to contact the Rights Agent directly to receive a check for payment of such amounts at no charge other than any applicable fees contemplated herein, or (ii) to utilize the services of such provider for a fee to be specified in writing to such Holder, which may not exceed the lesser of 15% of the total value of such payment amount or the maximum statutory fee permitted by the applicable state jurisdiction. If Parent requires the Rights Agent to work with a locating service provider other than one selected by the Rights Agent, additional fees may apply.

(f) The Rights Agent shall not be obligated to perform wage or Form W-2 tax reporting, and to the extent that any wage or W-2 reporting is required with respect to the payment of any funds hereunder to Holders, Parent shall promptly notify the Rights Agent of the person or entity responsible for such wage or W-2 reporting.

(g) All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of its duties, obligations and responsibilities hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more bank accounts to be maintained by the Rights Agent in its name as agent for the Company. Until disbursed pursuant to this Agreement, the Rights Agent may hold or invest the Funds through such accounts in obligations of, or guaranteed by, the United States of America. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. No interest shall accrue on any funds deposited with the Rights Agent pursuant to this Agreement. The Rights Agent shall not be obligated to calculate or pay such interest, dividends or earnings to the Company, any Holder or any other person or entity.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or the Company.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b) The CVRs shall not represent any equity or ownership interest in Parent, the Company or any of their Affiliates, or in any constituent company to the Merger.

Article III
THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities.

(a) The Rights Agent shall not have any liability or responsibility to any Person (A) of any kind whatsoever for or in respect of its performance of any duties imposed hereunder or for any actions taken, suffered or omitted to be taken in connection with this Agreement (including its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder), (B) for any acts or omissions of the other parties hereto or (C) for damages, losses or expenses arising out of this Agreement, except (in the case of each of the foregoing clauses) to the extent of their gross negligence, bad faith or willful or intentional misconduct (each as determined by a final judgment of a court of competent jurisdiction). No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. For purposes of this Section 3.1 and Sections 3.2, 3.3 and 5.5 below, the term “Rights Agent” shall include the Rights Agent’s managers, directors, officers, employees, agents or other representatives in their capacity as such and, for the avoidance of doubt, the Rights Agent shall be liable for breaches of this Agreement by the Rights Agent’s managers, directors, officers, employees, agents or other representatives.

Section 3.2 Certain Rights of Rights Agent.

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties, covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent shall reasonably require that a matter be established or proved by Parent prior to taking, suffering or omitting to take any action hereunder, the Rights Agent may request and rely upon a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary of Parent on behalf of Parent, which certificate shall be, if signed by the party or parties required to consent to such action, full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, bad faith or willful or intentional misconduct (each as determined by a final judgment of a court of competent jurisdiction) on its part, incur no liability, and shall be protected and be held harmless by Parent, for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c) the Rights Agent may engage and consult with counsel of its selection (who may be legal counsel for the Rights Agent or an employee of the Rights Agent) and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) except as otherwise set forth in this Agreement, the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement, the statements of fact or recitals contained herein (or be required to verify the same), or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by the other parties hereto); nor shall it be responsible for any breach by Parent or any other party of any covenant or condition contained in this Agreement nor shall the Rights Agent be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document, including, without limitation, the the Stockholders’ Agreement, nor shall the Rights Agent be required to determine if any person or entity has complied with any such agreements, instruments or documents, nor shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement;

(g) notwithstanding anything in this Agreement to the contrary, (i) the Rights Agent shall in no event be liable for special, punitive or unforeseeable consequential damages (unless such damages are to third parties with respect to third party claims that result in a judgment against the Rights Agent for such damages), and (ii) any liability of the Rights Agent, including, but not limited to, foreseeable consequential damages, shall be limited to the amount of fees paid by the Company to the Rights Agent (excluding amounts paid to the Rights Agent as reimbursement for expenses and other charges);

(h) the Rights Agent and any of its affiliates may buy, sell or deal in any securities of the Company or Parent or become peculiarly interested in any transaction in which Parent or the Company may be interested, or contract with or lend money to Parent or the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for Parent or the Company or for any other Person; and

(i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents; provided that the Rights Agent shall be liable for breaches of this Agreement by such directors, officers, employees, attorneys or agents.

Section 3.3 Indemnity and Expenses.

(a) Parent agrees to cause the Company to indemnify, defend and hold harmless the Rights Agent for, and to hold the Rights Agent harmless against, any loss, liability, judgment, fine, penalty, claim, demand, suit, cost, damage or expense, including reasonable out-of-pocket expenses (including the reasonable costs and expenses of legal counsel) arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, investigations, suits or loss or liability, or enforcement of its rights hereunder, unless it shall have been finally determined by a judgment of a court of competent jurisdiction to be a direct result of the Rights Agent’s gross negligence, bad faith or willful or intentional misconduct. The right to indemnification conferred in this Section 3.3(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by such Person entitled to be indemnified under this Section 3.3(a) who was, or is threatened to be made a named defendant or respondent in a claim, charge, demand, investigation or suit in advance of the final disposition thereof and without any determination as to the Person’s ultimate entitlement to indemnification. The rights granted pursuant to this Section 3.3(a) shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.3(a) shall have the effect of limiting or denying any such rights with respect to claims, charges, demands, investigations and suits arising prior to any such amendment, modification or repeal. Any such amounts incurred in connection with this Section 3.3(a) shall be a Reith Litigation Expense.

(b) Parent agrees to cause the Company, in all events (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement and (ii) to reimburse the Rights Agent for all taxes and governmental charges (other than taxes measured by the Rights Agent’s income) and reasonable and customary out-of-pocket expenses (including reasonable and customary fees and expenses of the Rights Agent’s counsel) paid or incurred by the Rights Agent in connection with the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. Parent agrees that any invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable by the Company within thirty (30) days after receipt by the Company, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date. For the avoidance of doubt, such fees, expenses and reimbursements contained in this Section 3.3 shall be Reith Litigation Expenses.

Section 3.4 Resignation and Removal of Rights Agent; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent(with a copy to the Company) specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b) If at any time the Rights Agent shall resign, be removed or become incapable of acting, Parent , by a Board Resolution, shall promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, upon its acceptance of such appointment in accordance with this Section 3.4(b), become the successor Rights Agent.

(c) If (i) a successor Rights Agent has not been appointed pursuant to Section 3.4(b) and has not accepted such appointment within thirty (30) days after the initial Rights Agent delivers notice of its resignation pursuant to Section 3.4(a) or (ii) at any time the Rights Agent shall become incapable of acting, the incumbent Rights Agent or the Company may petition any court of competent jurisdiction for the removal of the Rights Agent, if applicable, and the appointment of a successor Rights Agent.

(d) Parent shall shall give written notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the then Rights Agent, as applicable, within ten (10) days after acceptance of appointment by a successor Rights Agent. If requested, the Rights Agent (or successor Rights Agent) shall mail notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the Holders within ten (10) days after receipt of notice thereof and all necessary information from Parent. Each such notice provided to the Rights Agent, or Holders shall include the name and address of the successor Rights Agent.

Section 3.5 Acceptance of Appointment by Successor.

Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent, an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

Article IV
AMENDMENTS

Section 4.1 Amendments Without Consent of Holders.

(a) Without the consent of any Holders or the Rights Agent, Parent (when authorized by a Board Resolution), at any time and from time to time, may enter into one or more amendments hereto, subject to Section 4.1, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein.

(b) Without the consent of any Holders, Parent (when authorized by a Board Resolution) and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the removal or replacement of the Rights Agent and the succession of another Person as a successor Rights Agent, and the assumption by any successor of the obligations of the Rights Agent herein, in accordance with Sections 3.4 and 3.5;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by Parent in its sole discretion;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Company in its sole discretion; or

(iv) as may be necessary to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act.

(c) Promptly after the execution by Parent (and the Rights Agent, as applicable), of any amendment pursuant to the provisions of this Section 4.1, Parent shall cause the Company to mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 4.2 Amendments with Consent of the Holders.

(a) With the written consent of the Holders of not less than a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 4.2, Parent shall cause the Company to mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 4.3 Execution of Amendments.

In executing any amendment permitted by this ARTICLE IV, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 4.4 Effect of Amendments.

Upon the execution of any amendment permitted under this ARTICLE IV, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and each Holder, Parent and the Rights Agent shall be bound thereby.

Article V
OTHER PROVISIONS OF GENERAL APPLICATION

Section 5.1 Notices to Parent, the Company and the Rights Agent.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and will be deemed to have been given when delivered by first class mail or one (1) Business Day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Company or Parent, to:

Steel Partners Holdings L.P.
590 Madison Avenue

32nd Floor

New York, NY 10022
Attention: Maria Reda, Vice President, General Counsel and Secretary Email: mreda@steelpartners.com with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.
401 East Las Olas Boulevard

Suite 2000
Attention: Alan Annex
Email: annexa@gtlaw.com

If to the Rights Agent, to:

Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor

New York, NY 10005
Attention: Relationship Management/Steel Connect CVR

With a copy to:

Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor

New York, NY 10005
Attention: Legal Department
Email: legalteamUS@equiniti.com

Section 5.2 Notice to Holders.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing, sent by overnight courier (providing proof of delivery) or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 5.3 Counterparts; Headings.

This Agreement may be executed in one or several counterparts (whether by facsimile, pdf or otherwise), each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transmission). The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

Section 5.4 Assignment; Successors.

(a) Subject to Section 5.1, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, that any entity into which the Rights Agent may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent shall be a party, or any entity to which the Rights Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Rights Agent under this Agreement upon the delivery of notice to the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by all of the parties and their respective successors and assigns.

Section 5.5 Benefits of Agreement.

Nothing in this Agreement, is intended to or be deemed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder. The Holders shall have no rights hereunder except as are expressly set forth herein.

Section 5.6 Governing Law.

This Agreement, and all claims, causes of action, actions, suits, and proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim, cause of action, action, suit, or proceeding based upon, arising out of, or related to any transaction contemplated by this Agreement, any representation or warranty made in or in connection with this Agreement, or as an inducement to enter into this Agreement) (a “Dispute”), shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, in the event subject matter jurisdiction is unavailable in the Court of Chancery, to the exclusive jurisdiction of the Superior Court of the State of Delaware) as well as any appellate court thereof, in any Dispute or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any Dispute except in such court, (ii) agrees that any claim in respect of any Dispute may be heard and determined in such Delaware court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Dispute in such Delaware court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of a Dispute in such Delaware court. Each of the parties agrees that a final judgment in any Dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 5.7 Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY “DISPUTE” (AS DEFINED IN THIS AGREEMENT) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY “DISPUTE”. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A “DISPUTE”, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8 Remedies.

The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the termination of this Agreement in accordance with Section 5.10, (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or the posting of any collateral, bond or other security, this being in addition to any other remedy available at law, in equity, under this Agreement or otherwise and (b) the right of injunctive relief, specific enforcement and other equitable relief is an integral part of this Agreement and transactions related hereto. The parties also agree that the non-prevailing party (as determined by a court of competent jurisdiction in a final, non-appealable order) in any litigation relating to the enforcement of this Agreement shall reimburse the prevailing party for all costs incurred by the prevailing party (including reasonable legal fees in connection with any litigation).

Section 5.9 Severability Clause.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by the Stockholders’ Agreement and this Agreement are fulfilled to the extent possible.

Section 5.10 Termination.

This Agreement and each CVR shall be terminated and of no further force or effect, and the parties hereto shall have no liability hereunder, upon the earliest to occur of (i) the payment of all Reith CVR Payment Amounts required to be paid under the terms of this Agreement, (ii) the determination that no Reith CVR Payment Amounts are required to be made under the terms of this Agreement and (iii) the third anniversary of the Effective Time. Notice of any such termination will be promptly mailed by the Rights Agent, upon the written request of Parent and accompanied by the form of such notice, to the Holders. Notwithstanding anything to the contrary contained in this Agreement, Section 3.1, Section 3.2, Section 3.3, and this ARTICLE V shall survive the termination of this Agreement indefinitely and the resignation, replacement or removal of the Rights Agent.

Section 5.11 Entire Agreement.

This Agreement, the Stockholders’ Agreement, all documents and instruments referenced herein and therein, and all exhibits and schedules attached to the foregoing, constitute the entire agreement of the parties (other than the Rights Agent) and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Stockholders’ Agreement, this Agreement shall govern and be controlling. Notwithstanding the foregoing, as between the Rights Agent, on the one hand, and any other person or entity, on the other hand, this Agreement alone constitutes the entire understanding and agreement of such parties with respect to the subject matter of this Agreement.

Section 5.12 Suits for Enforcement.

Notwithstanding anything to the contrary contained in this Agreement, any liability of any of the parties hereunder for breach of its obligations under this Agreement shall not (other than in connection with fraud or willful misconduct, or third-party claims from third parties arising out of such party’s breach of this Agreement) include any unforeseeable and remote indirect or consequential damages, or any special or punitive damages.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:	/s/ Ryan O’Herrin
	Name:	Ryan O’Herrin
	Title:	Chief Financial Officer

EQUINITI TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President, Corporate Actions Relationship Management & Operations

[Signature Page to CVR Agreement]

EXHIBIT A

Form of Transfer Certificate

See attached.

TRANSFER CERTIFICATE

Steel Partners Holdings L.P.
590 Madison Avenue

32nd Floor

New York, NY 10022
Attn: Maria Reda

Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Tel: 877-248-6417 (toll free) or 718-921-8317

Re:   CVRs issued by Steel Connect, Inc.

Ladies and Gentlemen:

As Holder intends to transfer the above captioned CVR to (“Permitted Transferee”), for registration in the name of.

1. In connection with such transfer and in accordance with Section 2.3(c) of the Contingent Value Rights Agreement, dated as of January 2, 2025, entered into by and among Steel Partners Holdings L.P., a Delaware limited partnership and Equiniti Trust Company, LLC, as rights agent (the “Agreement”), the Holder hereby certifies that this transfer is a Permitted Transfer and that the Permitted Transferee is permitted to hold the CVRs in accordance with the terms of the Agreement.

2. The transfer is a Permitted Transfer for the following reason:

[Check the appropriate box and initial any applicable substatement]

☐	The CVRs are being transferred as a result of the death of a Holder by will or intestacy.

An official copy of the death certificate of the Holder and such Holder’s last will and testament and a signed copy of Letters Testamentary, Letters of Administration or equivalent document dated within 60 days are being provided herewith.

An official copy of the death certificate of the Holder is being provided herewith; the Holder has no will and the CVRs are passing via the rules of intestacy.

☐	The CVRs are being transferred by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee. The trustee is the Holder immediately prior to the transfer. Official copies of the death certificates and applicable trust documents authorizing distribution to the named beneficiaries are being provided herewith.

☐	The CVRs are being transferred pursuant to a court order (including a court order issued in connection with divorce, bankruptcy or liquidation). A copy of the court order and, if appointed, evidence of appointment as: Tutor, Guardian, Conservator, Committee, Attorney or Agent dated within 60 days are being provided herewith.

A-1

☐	The Holder is a corporation and the CVRs are being transferred pursuant to a distribution by the Holder to its stockholders. Such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act and the company has reasonably determined after consultation with counsel that such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act. A copy of the unanimous written consent of the board of the company or an executed copy of the corporate resolution dated within 180 days authorizing and approving such distribution (and authorizing the signing officer to effect the transaction) and a certificate by or on behalf of the company stating that that such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act are being provided herewith. Evidence of such Permitted Transferee being a shareholder of the Holder is also being provided herewith. The corporate resolution, if provided, is not executed solely by the signing officer.

☐	The Holder is a partnership and the CVRs are being transferred pursuant to a distribution by the Holder to its partners. Such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act. A copy of the current partnership agreement is being provided herewith, together with evidence of the authority of any signatory on behalf of the partnership.

☐	The Holder is a limited liability company and the CVRs are being transferred pursuant to a distribution by the Holder to its members. Such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act. A copy of the operating agreement is being provided herewith, together with an executed copy of the resolution dated within 180 days authorizing the signing managing member/manager to effect the transaction. If the limited liability company has more than one managing member/manager, this resolution is not executed solely by the signing managing member/manager.

☐	The CVRs are being transferred by a transfer made by operation of law (including a consolidation, dissolution or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity. Documents sufficiently evidencing such activities are being provided herewith, together with, if such transfer by operation of law requires shareholder or board of director or similar approval, an executed copy of the resolution dated within 180 days authorizing the signing officer, managing member/manager or other signatory to effect the event. If such entity has more than one signing officer, managing member/manager or other signatory, this resolution is not executed solely by the signing officer, managing member/manager or other signatory.

3. If not previously provided to the Rights Agent and if requested by the Rights Agent, a fully completed and executed Form W-9 or Form W-8, as applicable, of the Permitted Transferee is being provided herewith.

4. All capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Agreement.

5. By execution hereof the Permitted Transferee agrees to be bound, as Holder, by all of the terms, covenants and conditions of the Agreement.

6. This document may be executed in one or more counterparts and by the different parties hereof on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document. The Holder and the Permitted Transferee both understand that the Rights Agent may require a Medallion Guarantee of Signature at a level acceptable to the Rights Agent.

A-2

IN WITNESS WHEREFORE, each of the parties have caused this document to be executed individually or by their duly authorized officers or representatives as of the date set forth below.

Holder	Permitted Transferee

By:	By:
Name:	Name:
Title:	Title:
Taxpayer Identification	Taxpayer Identification
No.	No.
Date:	Date: